Exhibit 99(b)
PROXY CARD
PARTNERS TRUST FINANCIAL GROUP, INC.
SPECIAL MEETING OF SHAREHOLDERS
November 21, 2007 9:00 a.m. Local Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints the members of the board of directors of Partners Trust Financial Group, Inc., or any one of them, as Proxies, with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the special meeting, including any motion to adjourn or postpone the meeting, for the purpose of soliciting additional proxies or for any other reason, or other matters incidental to the conduct of the special meeting or otherwise, all the shares of Partners Trust Financial Group, Inc. common stock held of record by the undersigned at the close of business on September 24, 2007, at the special meeting of shareholders, to be held November 21, 2007, and at any and all adjournments or postponements thereof. The board of directors recommends a vote “FOR” each of the listed proposals.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each of the proposals set forth herein. If any other business is presented at such meeting, including any motion to adjourn or postpone the meeting, for the purpose of soliciting additional proxies or for any other reason, or other matters incidental to the conduct of the meeting or otherwise, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the meeting.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE. If responding by mail, this proxy card must be received no later than November 20, 2007.
(Continued, and to be marked, dated and signed, on the other side) FOLD AND DETACH HERE
PARTNERS TRUST FINANCIAL GROUP, INC. — SPECIAL MEETING, NOVEMBER 21, 2007
YOUR VOTE IS IMPORTANT!
Proxy materials are available online at:
http://www.partnerstrust.com/
You can vote in one of three ways:
1. Call toll free 1-866-289-1738 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or
2. Via the Internet at https://www.proxyvotenow.com/prtr and follow the instructions.
or
3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Proxy Card INC. PARTNERS TRUST FINANCIAL GROUP,
Special NOVEMBER 21, 2007 Meeting of Shareholders
1. To approve the Agreement and Plan of Merger, dated as of July 18, 2007, among M&T Bank Corporation, Partners Trust Financial Group, Inc., and MTB One, Inc., which provides for, among other things, the merger of MTB One, Inc. with and into Partners Trust Financial Group, Inc.
Mark here for address change and note change below
For Against Abstain
Please mark as indicated in this example
For Against Abstain
2. To approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the Agreement and Plan of Merger.
To vote for either proposal, mark the box “For” with an “X”. To vote against either proposal, mark the box “Against” with an “X”. To abstain from voting, mark the box “Abstain” with an “X”.
Please be sure to date and sign Date this proxy card in the box below.
Sign in the box above.
Mark here if you plan to attend the meeting.
This proxy may be revoked at any time before it is voted on by delivering to the Secretary of Partners Trust Financial Group, Inc. on or before the taking of the vote at the special meeting of shareholders, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Partners Trust Financial Group, Inc. common stock, or by attending the special meeting of shareholders and voting in person. Attendance at the special meeting of shareholders will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of the persons named in this proxy shall be deemed terminated and of no further force and effect.
The undersigned acknowledges receipt (physically or electronically, as applicable) from Partners Trust Financial Group, Inc. prior to the execution of this instruction card, of the Notice of Special Meeting of Shareholders scheduled to be held on November 21, 2007 and the Proxy Statement/Prospectus dated October 18, 2007.
Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, each holder should sign, but only one signature is required.
x x x IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW x x x
FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL
ç ç PROXY VOTING INSTRUCTIONS S
Shareholders of record have three ways to vote:
1. By Mail (received no later than November 20, 2007); or 2. By Telephone (using a Touch-Tone Phone); or 3. By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m.EST, November 21, 2007. It is not necessary to return this proxy if you vote by telephone or Internet.
Vote by Telephone
Call Toll Free on a Touch-Tone Phone anytime prior to 3:00 1-866-289-1738 a.m.EST, November 21, 2007:
Vote by Internet anytime prior to https://www.proxyvotenow.com/prtr 3:00 a.m.EST, November 21, 2007, go to
Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.
Your vote is important